Exhibit 99.10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Information" and to the use of our report on the Mid Cap Value Fund and Fleming Small Cap Growth Fund dated November 15, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A 333-25803) of Fleming Mutual Fund Group, Inc.


                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP

New York, New York
January 24, 2001